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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this registration statement of Specialty Paperboard, Inc. on Form S-4 of our report dated February 29, 1996 (August 28, 1996 as to Note 13) on our audits of the financial statements of CPG Investors Inc. as of December 31, 1994 and 1995, for the eight-week period from November 1, 1993 (commencement of operations) to December 26, 1993, and for the years ended December 31, 1994 and 1995.



    We also consent to the reference to our firm under the caption "Experts."



                                          /s/ Coopers & Lybrand L.L.P.

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                                          COOPERS & LYBRAND L.L.P.



Richmond, Virginia
January 31, 1997